UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 5, 2011

Bluerock Enhanced Multifamily Trust, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-153135	26-3136483
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Heron Tower, 70 East 55th Street, 9th Floor New York, NY 10022
(Address of principal executive offices)

(212) 843-1601
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.           Entry into a Material Definitive Agreement.

On July 5, 2011, Bluerock Enhanced Multifamily Trust, Inc. (the “Company”) entered an agreement (the “Bluerock Dealer Manager Agreement”) with Bluerock Capital Markets, LLC (“Bluerock Capital Markets”) pursuant to which Bluerock Capital Markets will assume dealer manager responsibilities for the remainder of the Company’s initial public offering (the “Offering”) provided Bluerock Capital Markets receives the required regulatory approvals from the Financial Industry Regulatory Authority, Inc. (“FINRA”).  The Company has filed a post-effective amendment to its registration statement for the Offering to disclose the new dealer manager and expects to receive the required FINRA approvals upon effectiveness of the post-effective amendment.  The terms of the Bluerock Dealer Manager agreement are the same as the terms of the previous dealer manager agreement between the Company and Select Capital Corporation (“Select Capital”).

Bluerock Capital Markets is a member firm of FINRA formerly known as Halcyon Capital Markets, LLC.  An affiliate of the Company’s sponsor, BR Capital Markets, LLC currently owns a 90% interest in Bluerock Capital Markets, and the remaining 10% interest is owned by Halcyon Holdings, LLC. BR Capital Markets, LLC is 100% owned by R. Ramin Kamfar, a principal of the Company’s advisor.

Item 1.02.           Termination of a Material Definitive Agreement.

On October 15, 2009, the Company entered a dealer manager agreement with Select Capital (the “Select Capital Dealer Manager Agreement”) pursuant to which Select Capital was engaged to act as the Company’s dealer manager to use its best efforts to offer the shares of the Company’s common stock in the Offering.  On July 5, 2011, the Company provided Select Capital with notice that it considers the Select Capital Dealer Manager Agreement to have been terminated, effective immediately.  The notice confirmed termination of the Select Capital Dealer Manager Agreement on the principal ground that Select Capital failed to exercise its best efforts to market the Company’s shares of common stock in the Offering on account of its failure for the past six months to maintain a wholesale sales staff to support the Offering.  Pursuant to the Select Dealer Manager Agreement, Select Capital received a selling commission and dealer manager fee of 7% and 2.6%, respectively, of the gross proceeds raised in the primary portion of the Offering, of which Select Capital could re-allow all or a portion of the compensation to participating broker-dealers.  The Company has not incurred any early termination penalties or payments due to termination of the Select Capital Dealer Manager Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEROCK ENHANCED MULTIFAMILY TRUST, INC.

Dated:  July 11, 2011                                                      By: /s/ R. Ramin Kamfar
 R. Ramin Kamfar
 Chief Executive Officer and Chairman of the Board
 (Principal Executive Officer)